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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): November 8, 2004

                          COMMONWEALTH INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                  0-25642                    13-3245741
(State of incorporation)     (Commission File Number)     (I.R.S. Employer
                                                         Identification No.)

        500 West Jefferson Street
          PNC Plaza-19th Floor
          Louisville, Kentucky                               40202-2823
(Address of principal executive office)                      (Zip Code)

       Registrant's telephone number, including area code: (502) 589-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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

Section 2 - Financial Information
Item 2.02 Results of Operations and Financial Condition.

         See the following press release, dated November 8, 2004, announcing Commonwealth Industries, Inc.'s results of operations for the third quarter of 2004:

                           Contact:     Kim S. Knotts
                                        Director of Investor Relations
                                        (502) 588-8207

                         COMMONWEALTH INDUSTRIES REPORTS
                           THIRD-QUARTER 2004 RESULTS

o        Strong growth in aluminum shipments
o        Improved metal margins
o        Renewed focus on working capital management generates cash
o        Estimated aluminum shipments for the year of 1 billion pounds

LOUISVILLE, KENTUCKY (November 8, 2004) - Commonwealth Industries, Inc. (NASDAQ/NM: CMIN) today reported third-quarter income from continuing operations of $2.6 million, or $0.15 per diluted share, compared to $2.8 million, or $0.17 per diluted share, in the third quarter of 2003. Results for the 2004 period include the recognition of net charges totaling $1.5 million, including $5.2 million of restructuring and other costs associated with the Company's previously announced merger with IMCO Recycling Inc., its streamlining activities and the closure of its tube products line, offset by a mark-to-market aluminum contract hedge gain of $3.7 million.

Exclusive of the $5.2 million of restructuring and other charges and $3.7 million aluminum hedge gain, the Company's income from continuing operations in the third quarter of 2004 would be approximately $0.25 per diluted share after those adjustments. Exclusive of the $1.1 million mark-to-market aluminum hedge gain, income from continuing operations in the third quarter of 2003 would have been approximately $0.11 per diluted share after that adjustment.

The diluted earnings per share that exclude the restructuring charges, other costs and mark-to-market hedge gains are not measures defined under accounting principles generally accepted in the United States of America (GAAP). Management believes these numbers are useful to investors in understanding the results of operations of the Company because they illustrate the impact that the restructuring charges and hedge gains had separately from the Company's operational results. A schedule which reconciles the non-GAAP earnings data presented above to the most comparable financial measure calculated and presented in accordance with GAAP is provided as part of the financial tables included in this release.

Commonwealth's President and Chief Executive Officer Steven J. Demetriou said, "In the third quarter, increased pricing and improved shipment volume translated into increased sales, stronger margins and improved earnings from continuing operations net of the effects of the hedge and restructuring activity. Actions taken during the second quarter, including discontinuing certain projects, divesting non-core assets and implementing price increases, have begun to improve bottom line profitability.

"Material margins improved in the third quarter due to new pricing arrangements. We expect material margins in the fourth quarter of 2004 and into 2005 to continue to increase and benefit from continued strong demand. Additionally, our renewed focus on working capital management has resulted in the reduction of inventory levels and receivable days outstanding, which contributed to the one-time generation of approximately $10 million in cash during the third quarter.

"Excluding the net charges incurred this quarter, we are seeing improvements in our results and are continuing our rigorous focus on productivity gains while positioning the Company for the merger and future success."

Third-Quarter 2004 Results
Commonwealth's third-quarter aluminum shipments improved 30% from 200.6 million pounds in the 2003 period to 261.5 million pounds in the 2004 period. Improved volumes reflected stronger customer demand across virtually all end-use industries. Net sales, including aluminum sales to Alflex, improved 37% to $309.3 million in the third quarter of 2004 from $225.1 million in the comparable 2003 period.

Third-quarter 2004 gross profit improved 61% to $21.5 million from $13.3 million in the 2003 quarter. Gross profit margin improved to 7.0% from 6.0% in the same period last year. The increase includes the effects of the $3.7 million and $1.1 million mark-to-market net hedge gains in the 2004 and 2003 third quarters respectively. In addition, material margins increased to $0.350 per pound from $0.337 per pound in the third quarter of 2003. Excluding effects of the hedge, third-quarter 2004 material margins increased to $0.336 per pound from $0.332 per pound in the same period of 2003. On a sequential basis, material margins improved $0.028 per pound from $0.308 per pound in the second quarter of 2004 after adjustment for hedge gains and tube inventory write-downs. Third-quarter 2004 manufacturing unit costs declined to $0.241 per pound from $0.248 per pound in the prior-year quarter due to improved volume.

As a percent of net sales, selling, general and administrative expenses in the third quarter were 3.2% for the third quarters of 2004 and 2003.

The announced sale of the Company's Alflex subsidiary to the Southwire Company was completed on July 30. Alflex results are shown as discontinued operations for all periods in the accompanying financial statements.

First Nine-Month 2004 Results
Commonwealth's aluminum shipments increased 32% to 756.4 million pounds in the first nine months of 2004 compared with 572.5 million pounds in the year-earlier period. Improvement in shipments reflected stronger customer demand across virtually all end-use industries. Net sales, including aluminum sales to Alflex, improved 39% to $847.1 million in the first nine months of 2004 from $611.0 million in the comparable prior-year period. Gross profit improved 37% to $40.6 million in the first nine months of 2004 from $29.7 million in the same period of 2003, while gross profit margin decreased slightly to 4.9% in the 2004 period from 5.0% in the 2003 period. Material margins were $0.316 per pound in the first nine months of 2004 compared to $0.347 per pound in the same period of 2003. Adjusted for hedge gains and tube inventory write-downs, material margins were $0.314 per pound in the first nine months of 2004 compared to $0.345 per pound in the comparable 2003 period. Manufacturing unit costs, exclusive of tube write-down charges, declined to $0.235 per pound from $0.271 per pound in the first nine months of 2003. The gross profit improvement in the first nine months of 2004 compared to the prior-year period, despite lower material margins, is principally due to higher shipment volume and lower manufacturing unit costs.

Loss from continuing operations for the first nine months of 2004 was $20.3 million, compared with a loss of $4.8 million in the prior-year period. Operating results for the first nine months of 2004 include $18.6 million of restructuring and other charges, $2.1 million net mark-to-market hedge gains and $2.2 million of tube closure costs included in cost of goods sold. The first nine months of 2003 include mark-to-market hedge gains of $1.5 million.

Exclusive of the $18.6 million of restructuring charges, $2.2 million of tube closure costs and $2.1 million of aluminum hedge gains, the Company's loss from continuing operations in the nine months of 2004 would be approximately $1.6 million, or a loss of $0.10 per diluted share, after those adjustments. Exclusive of the $1.5 million mark-to-market aluminum hedge gain, the loss from continuing operations in the nine months of 2003 would have been approximately $6.3 million, or a loss of $0.39 per diluted share, after the adjustment.

The diluted earnings per share that exclude the restructuring charges, other costs and mark-to-market hedge gains are not measures defined under GAAP. As previously stated, management believes these numbers are useful to investors in understanding the results of operations of the Company because they illustrate the impact that the restructuring charges, other costs and hedge gains had separately from the Company's operational results. A schedule which reconciles the non-GAAP earnings data presented above to the most comparable financial measure calculated and presented in accordance with GAAP is provided as part of the financial tables included in this release.

As a percent of net sales, selling, general and administrative cost decreased to 3.7% in 2004 from 4.0% in 2003.

Proposed Merger with IMCO
Commonwealth Industries announced a proposed merger with IMCO Recycling on June 17, 2004. The Company currently anticipates completion of the merger in the fourth quarter. The completion of the transaction remains subject to approval by Commonwealth and IMCO shareholders. IMCO Recycling and Commonwealth Industries have announced that, following the completion of their proposed merger, they will name the merged company Aleris International, Inc.

Commonwealth Industries has commenced a cash tender offer to purchase all of its outstanding $125 million aggregate principal amount of 10 3/4% Senior Subordinated Notes due 2006 on the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated October 21, 2004 (the Statement). The consummation of the tender offer is subject to the conditions set forth in the Statement, including satisfaction of the conditions to the merger. In connection with the tender offer, the Company is also soliciting consents from holders of the Notes for which the Company will pay a consent payment of $10.00 per $1,000 principal amount of Notes to tendering holders of Notes, if the consent solicitation is successful.

A public, listen-only simulcast and replay of Commonwealth's third-quarter conference call may be accessed at the Company's web site or http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=CMIN&script=
1010&item_id=960743.
The simulcast will begin at approximately 1:00 p.m. Eastern Daylight Time on Monday, November 8, and a replay of the webcast will be available beginning at approximately 3:00 p.m. Eastern Daylight Time and will run until December 8.

Commonwealth Industries is one of North America's leading manufacturers of aluminum sheet for distributors and the transportation, construction, and consumer durables product industries. The Company has direct-chill casting facilities in Kentucky and continuous casting mini-mills in Ohio and California. For more information about the Company, visit Commonwealth's website at www.ciionline.com.

Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the consummation of the closing of the merger between Commonwealth and IMCO Recycling Inc., and the Company's and its subsidiaries' expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive position and growth opportunities are forward-looking statements. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such statements. Such factors may include, without limitation, the success of the implementation of the Company-wide information system, our compliance with the provisions of the Sarbanes-Oxley Act, the effect of global economic conditions, the ability to achieve the level of cost savings or productivity improvements anticipated by management, including synergies that the IMCO merger are expected to produce, necessary financing for and the timing of the closing of the proposed merger with IMCO, the effect (including possible increases in the cost of doing business) resulting from war or terrorist activities or political uncertainties, the ability to successfully implement new marketing and sales strategies, the impact of competitive products and pricing, product development and commercialization, availability and cost of critical raw materials, the ability to effectively hedge the cost of raw materials, capacity and supply constraints or difficulties, the success of the Company in implementing its business strategy, and other risks as detailed in the Company's various filings with the Securities and Exchange Commission.

                          COMMONWEALTH INDUSTRIES, INC.
                 Condensed Consolidated Statement of Operations
                      (in thousands except per share data)

                                                                              Three Months Ended           Nine Months Ended
                                                                                 September 30,               September 30,
                                                                             2004            2003         2004            2003
                                                                          -----------    -----------    ----------    -----------
Net sales                                                                  $   308,497     $  221,213   $   834,385     $  598,598
Cost of goods sold                                                             287,022        207,870       793,744        568,890
                                                                           -----------     ----------   -----------     ----------
    Gross profit                                                                21,475         13,343        40,641         29,708
Selling, general and administrative expenses                                     9,817          7,109        30,728         24,113
Restructuring and other charges                                                  5,243             --        18,580             --
                                                                           -----------     ----------   -----------     ----------
    Operating income (loss)                                                      6,415          6,234        (8,667)         5,595
Other income (expense), net                                                        459            423         1,328          1,331
Interest expense, net                                                           (4,230)        (3,867)      (12,783)       (11,621)
                                                                           -----------     ----------   -----------     ----------
    Income (loss) from continuing operations
      before income taxes                                                        2,644          2,790       (20,122)        (4,695)
Income tax expense                                                                  87             33           130            100
                                                                           -----------     ----------   -----------     ----------
    Income (loss) from continuing operations                                     2,557          2,757       (20,252)        (4,795)
Discontinued operations:
    Income (loss) from operations before income taxes                             (752)           168         4,412           (611)
    Income (loss) on disposition                                                    11             --        (1,559)            --
    Income tax expense (benefit)                                                  (292)            17           720             50
                                                                           -----------     ----------   -----------     ----------
Income (loss) from discontinued operations                                        (449)           151         2,133           (661)
                                                                           -----------     ----------   -----------     ----------
    Net income (loss)                                                      $     2,108    $     2,908   $   (18,119)    $   (5,456)
                                                                           ===========     ==========   ===========     ==========

Basic net income (loss) per share:
   Income (loss) from continuing operations                                $      0.16    $      0.17   $     (1.25)   $     (0.30)
   Income (loss) from discontinued operations                                    (0.03)          0.01          0.13          (0.04)
   Net income (loss)                                                              0.13           0.18         (1.12)         (0.34)

Diluted net income (loss) per share:
   Income (loss) from continuing operations                                $      0.15    $      0.17   $     (1.25)   $     (0.30)
   Income (loss) from discontinued operations                                    (0.03)          0.01          0.13          (0.04)
   Net income (loss)                                                              0.13           0.18         (1.12)         (0.34)

Weighted average shares outstanding:
    Basic                                                                       16,435         16,011        16,176         16,011
    Diluted                                                                     16,568         16,034        16,176         16,011

Dividends paid per share                                                   $      0.00    $      0.00   $      0.00    $      0.10

                          COMMONWEALTH INDUSTRIES, INC.
                       Operating and Financial Statistics
                             (dollars in thousands)

                                                                         Three Months Ended                Nine Months Ended
                                                                            September 30,                    September 30,
                                                                        2004            2003             2004            2003
                                                                     -----------    -----------       -----------    -----------
Net sales volume (1)                                                 $   309,327    $   225,119       $   847,069    $   611,020

Shipment volume (millions lbs.)(2)                                         261.5          200.6             756.4          572.5
Production volume (millions lbs.)                                          262.0          186.7             768.3          548.5

Gross profit percent                                                         7.0%           6.0%              4.9%           5.0%
Operating income percent                                                     2.1%           2.8%             (1.0%)          0.9%

Current ratio                                                                2.8x           2.8x              2.8x           2.8x
Interest coverage ratio (EBITDA to interest expense, net)                    2.9x           2.9x              0.7x           1.8x
Return on average stockholders' equity (annualized)                         12.4%          11.7%            (32.3%)         (7.2%)
Debt-to-capitalization                                                        63%            56%               63%            56%

EBITDA (3)                                                           $    12,112     $   11,265       $     8,500     $   20,666


Note (1)includes sales to discontinued electrical products operations of $830 and $3,906, respectively, for the one month ended July 31, 2004 and the three months ended September 30, 2003 and $12,684 and $12,422, respectively, for the seven months ended July 31, 2004 and the nine months ended September 30, 2003.
     (2)includes shipments to discontinued electrical products operations of 0.7 and 4.1, respectively, for the one month ended July 31, 2004 and the three months ended September 30, 2003 and 11.5 and 15.2, respectively, for the seven months ended July 31, 2004 and the nine months ended September 30, 2003.
     (3)earnings before interest, income taxes, depreciation and amortization. See EBITDA Calculation on next page.

                          COMMONWEALTH INDUSTRIES, INC.
                             EBITDA Calculation (1)
                                 (in thousands)

                                                                               Three Months Ended             Nine Months Ended
                                                                                  September 30,                 September 30,
                                                                              2004            2003           2004            2003
                                                                           -----------    -----------     -----------    -----------

Net cash (used in) continuing operations                                  $   (39,814)   $    (1,737)   $    (41,099)   $    (2,378)
Adjustments to reconcile net cash (used in) continuing
 operations to income (loss) from continuing operations:
  Depreciation                                                                 (4,971)        (4,608)        (15,486)       (13,740)
  Amortization                                                                   (534)          (222)         (1,138)          (666)
  Loss on disposal of property, plant and equipment                               (26)           (28)           (604)           (68)
  Issuance of common stock in connection with stock awards                         (6)            --            (212)           (90)
  Change in working capital and other net assets                               47,908          9,352          38,287         12,147
                                                                         ------------    -----------    ------------    -----------
Income (loss) from continuing operations                                  $     2,557    $     2,757    $    (20,252)   $    (4,795)
Add back depreciation                                                           4,971          4,608          15,486         13,740
Add back amortization (2)                                                         267             --             353             --
Add back tax expense                                                               87             33             130            100
Add back interest expense, net (2)                                              4,230          3,867          12,783         11,621
                                                                          -----------    -----------     -----------    -----------
   EBITDA                                                                 $    12,112    $    11,265     $     8,500    $    20,666
                                                                          ===========    ===========     ===========    ===========

Note (1) EBITDA is used in the calculation of certain covenants under the Company's credit agreement.
     (2) amortization of financing costs for the three months ended September 30, 2004 and 2003 of $267 and $222, respectively, and the nine months ended September 30, 2004 and 2003 of
         $785 and $666, respectively, is included in interest expense, net instead of in amortization in the above calculation.

                          COMMONWEALTH INDUSTRIES, INC.
                 Condensed Consolidated Statement of Cash Flows
                                 (in thousands)

                                                                                         Nine Months Ended
                                                                                           September 30,
                                                                                       2004            2003
                                                                                    ------------   -----------
Cash flows from operating activities:
  Net income (loss)                                                                 $   (18,119)   $    (5,456)
  (Income) loss from discontinued operations                                             (2,133)           661
  Adjustments to reconcile net income (loss) to net cash
    (used in) provided by operations:
       Depreciation                                                                      15,486         13,740
       Amortization                                                                       1,138            666
       Loss on disposal of property, plant and equipment                                    604             68
       Issuance of common stock in connection with stock awards                             212             90
       Change in working capital and other net assets                                   (38,287)       (12,147)
                                                                                    ------------   -----------
         Net cash (used in) continuing operations                                       (41,099)        (2,378)
         Net cash (used in) provided by discontinued operations                            (652)         1,567
                                                                                    ------------   -----------
         Net cash (used in) discontinued operations                                     (41,751)          (811)
                                                                                    ------------   -----------
Cash flows from investing activities:
  Proceeds from sale of electrical products segment                                      64,041             --
  Purchases of property, plant and equipment                                             (6,452)       (11,198)
  Proceeds from sale of property, plant and equipment                                       182            158
                                                                                    -----------    -----------
         Net cash provided by (used in) investing activities                             57,771        (11,040)
                                                                                    -----------    -----------

Cash flows from financing activities:
  (Decrease) in outstanding checks in excess of deposits                                   (947)            --
  Proceeds from long-term debt                                                          167,879         75,168
  Repayments of long-term debt                                                         (167,879)       (71,978)
  Proceeds from issuance of common stock                                                  1,783             --
  Cash dividends paid                                                                        --         (1,601)
                                                                                    -----------    -----------
         Net cash provided by financing activities                                          836          1,589
                                                                                    -----------    -----------

Net increase (decrease) in cash and cash equivalents                                     16,856        (10,262)
Cash and cash equivalents at beginning of period                                             --         13,199
                                                                                    -----------    -----------
Cash and cash equivalents at end of period                                          $    16,856    $     2,937
                                                                                    ===========    ===========

                          COMMONWEALTH INDUSTRIES, INC.
                      Condensed Consolidated Balance Sheet
                        (in thousands except share data)

                                                                                           September 30,
                                                                                    --------------------------
                                                                                       2004            2003
                                                                                    -----------    -----------
Assets
Cash and cash equivalents                                                           $    16,856    $     2,937
Accounts receivable, net                                                                    141            158
Inventories                                                                             111,555        102,262
Net residual interest in receivables sold                                                91,140         60,083
Prepayments and other current assets                                                     24,470          4,910
Current assets of discontinued operations                                                   243         35,972
                                                                                    -----------    -----------
        Total current assets                                                            244,405        206,322
Property, plant and equipment, net                                                      117,790        128,270
Other noncurrent assets                                                                   7,836          5,423
Noncurrent assets of discontinued operations                                                 --         63,470
                                                                                    -----------    -----------
        Total assets                                                                $   370,031    $   403,485
                                                                                    ===========    ===========

Liabilities
Accounts payable                                                                    $    50,672    $    41,836
Accrued liabilities                                                                      34,284         24,421
Current liabilities of discontinued operations                                            1,918          8,720
                                                                                    -----------    -----------
        Total current liabilities                                                        86,874         74,977
Long-term debt                                                                          125,000        128,190
Other long-term liabilities                                                               3,256          3,921
Accrued pension benefits                                                                 23,533         26,043
Accrued postretirement benefits                                                          58,368         70,085
Noncurrent liabilities of discontinued operations                                           775          1,000
                                                                                    -----------    -----------
        Total liabilities                                                               297,806        304,216
                                                                                    -----------    -----------

Commitments and contingencies                                                                --             --

Stockholders' Equity
Common stock, $0.01 par value, 50,000,000 shares authorized,
     16,644,343 and 16,010,971 shares outstanding at
     September 30, 2004 and 2003, respectively                                              166            160
Additional paid-in capital                                                              410,103        405,703
Accumulated deficit                                                                    (326,596)      (284,999)
Unearned compensation                                                                    (2,058)            --
Accumulated other comprehensive income:
     Minimum pension liability adjustment                                               (21,276)       (21,391)
     Effects of cash flow hedges                                                         11,886           (204)
                                                                                    -----------    -----------
        Total stockholders' equity                                                       72,225         99,269
                                                                                    -----------    -----------
        Total liabilities and stockholders' equity                                  $   370,031    $   403,485
                                                                                    ===========    ===========

                          COMMONWEALTH INDUSTRIES, INC.
     Reconciliation of Non-GAAP Earnings Data to Most Comparable Financial
          Measure Calculated and Presented in Accordance with GAAP (1)
                      (in thousands except per share data)

                                                                               Three Months Ended             Nine Months Ended
                                                                                  September 30,                 September 30,
                                                                              2004            2003           2004            2003
                                                                           -----------    -----------     -----------    -----------

Income (loss) from continuing operations                                  $     2,557    $     2,757    $    (20,252)   $    (4,795)
    add back restructuring and other charges                                    5,243              -          18,580              -
    add back tube closure costs included in cost of goods sold                      -              -           2,208              -
    deduct mark-to-market aluminum hedge gains                                 (3,645)        (1,027)         (2,090)        (1,455)
                                                                         ------------    -----------    ------------    -----------
Income (loss) from continuing operations excluding
  restructuring and other charges and hedge gains                         $     4,155    $     1,730    $     (1,554)   $    (6,250)
                                                                         ============    ===========    ============    ===========

Basic net income (loss) per share:
    Income (loss) from continuing operations                              $      0.16    $      0.17    $      (1.25)   $     (0.30)
    Restructuring and other charges                                              0.32              -            1.15              -
    Tube closure costs included in cost of goods sold                               -              -            0.14              -
    Mark-to-market aluminum hedge gains                                         (0.22)         (0.06)          (0.13)         (0.09)
    Income (loss) from continuing operations excluding
      restructuring and other charges and hedge gains                            0.25           0.11           (0.10)         (0.39)

Diluted net income (loss) per share:
    Income (loss) from continuing operations                              $      0.15    $      0.17    $      (1.25)   $     (0.30)
    Restructuring and other charges                                              0.32              -            1.15              -
    Tube closure costs included in cost of goods sold                               -              -            0.14              -
    Mark-to-market aluminum hedge gains                                         (0.22)         (0.06)          (0.13)         (0.09)
    Income (loss) from continuing operations excluding
      restructuring and other charges and hedge gains                            0.25           0.11           (0.10)         (0.39)

Weighted average shares outstanding:
    Basic                                                                      16,435         16,011          16,176         16,011
    Diluted                                                                    16,568         16,034          16,176         16,011

Note (1) GAAP = generally accepted accounting principles accepted in the United States of America.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    COMMONWEALTH INDUSTRIES, INC.

                                 By    /s/ Henry Del Castillo
                                       ---------------------------------------
                                       Henry Del Castillo
                                       Vice President Finance

Date: November 8, 2004